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                                                                     EXHIBIT 5.1

                             Morrison & Foerster LLP
                               5200 Republic Plaza
                             370 Seventeenth Street
                           Denver, Colorado 80202-5638


                                 March 29, 2002

CONNETICS CORPORATION
3290 West Bayshore Road
Palo Alto, California  94303

      RE:   Registration Statement on Form S-3

Ladies and Gentlemen:

      We have acted as counsel to Connetics Corporation., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"), in connection with the registration of the re-offer and resale of an aggregate of 89,903 shares of the Company's Common Stock, $.001 par value per share (the "Common Stock") issuable upon the exercise of two warrants dated July 18, 1995 issued by the Company to GATX Capital Corporation and MM Ventures, two warrants dated December 21, 1995 issued by the Company to GATX Capital Corporation and MM Ventures, and one warrant dated January 8, 1998 issued by the Company to Gerard Klauer Mattison & Co. These warrants are collectively referred to herein as the "Warrants." GATX Capital Corporation, MM Ventures and Gerard Klauer Mattison & Co. are collectively referred to herein as the "Selling Stockholders".

      In connection therewith, we have reviewed the Registration Statement, the related Prospectus (the "Prospectus"), the Warrants, the Company's filings with the Securities and Exchange Commission, certain of the Company's corporate records, documents, instruments and proceedings taken in connection with the authorization and issuance of the Common Stock, and such other factual and legal matters as we have deemed necessary for purposes of rendering the opinion set forth herein.

      We have assumed the genuineness of the signatures on and the authenticity of all documents submitted to us as originals and the conformity to original documents submitted to us as certified or photostatic copies. In making our examination of executed documents or documents to be executed, we have assumed that each party to one or more of the documents (other than the Company) has the power and authority to execute and deliver, and to perform and observe the provisions of the documents, and has duly authorized, executed and delivered such documents, and that such documents constitute



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the legal, valid and binding obligations of each such party. We also have relied, as to matters of fact, upon the accuracy of representations and certificates of officers of the Company. We have relied on the Company's records and have assumed the accuracy and completeness thereof. We have also assumed that any stock certificate evidencing any Common Stock issued upon the exercise of the Warrants will conform to the specimen certificate examined by us and will be duly executed and delivered. We have also assumed that the number of shares of Common Stock to be issued upon the exercise of the Warrants will not exceed, at the time of issuance, the authorized but unissued shares of common stock of the Company.

      Based upon and subject to the foregoing, we are of the opinion that the Common Stock, when issued and sold in the manner and for the consideration stated in the Warrants, will be validly issued, fully paid and nonassessable.

      This opinion is solely for use in connection with the resale of the shares issuable upon the exercise of the Warrants by the Selling Stockholders pursuant to the Registration Statement and may not be relied upon for any other purpose without our prior written consent. Our opinion speaks only as of the date hereof and we assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein.

      We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Delaware and the federal laws of the United States of America, as in effect on the date hereof.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" contained in the Registration Statement.

                                          Very truly yours,

                                          /s/  Morrison & Foerster LLP

                                          Morrison & Foerster LLP



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